UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2018

HYATT HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34521	20-1480589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hyatt Hotels Corporation (the “Company”) unanimously approved the Hyatt Hotels Corporation 2018 Executive Incentive Plan (the “Plan”). The Plan replaces the Amended and Restated Hyatt Hotels Corporation Executive Incentive Plan (the “Prior Plan”). The Plan eliminates certain features of the Prior Plan that were required in order to exempt awards made under the Prior Plan from the $1 million compensation deduction limit set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) which, following the recent enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), is no longer applicable for tax years beginning after December 31, 2017, as further described below. The material terms of the Plan, including where the terms of the Plan are materially different from the Prior Plan, are described below.

Changes Relating to the Elimination of the Performance-Based Compensation Exemption under Section 162(m) of the Code.

As described above, the Tax Act repeals the “performance-based compensation” exemption to the $1 million compensation deduction limit set forth in Section 162(m) of the Code, effective for tax years beginning after December 31, 2017. Consistent with this change in tax treatment, the Plan generally eliminates provisions included in the Prior Plan primarily to ensure that bonuses awarded under the Prior Plan would qualify for the “performance-based compensation” exemption, including provisions requiring administration of the Plan by “outside directors,” timing requirements for establishing performance goals, certain limitations on adjustments to performance goals and written certification of performance goals.

Despite the Tax Act’s repeal of the performance-based compensation exemption under Section 162(m) of the Code, the Company believes that certain executive compensation practices associated with the former performance-based compensation exemption under Section 162(m) of the Code are now recognized by investors and shareholders as good practices. Accordingly, the Committee currently expects to administer the Plan in a manner that continues to emphasize performance-based incentives conditions linked to the achievement of rigorous and transparent performance goals. The Plan also continues to include the individual award limit included in the Prior Plan, which caps the maximum annual bonus payable pursuant to an award granted to any individual participant under the Plan to $5 million.

Material Terms of the Plan.

Administration. The Plan is administered by the Compensation Committee, or any subcommittee that is appointed by the Compensation Committee to administer the Plan (in any case, the “Administrator”).

Eligibility. Bonuses under the Plan may be awarded by the Administrator to such executives or other employees of the Company and its subsidiaries and affiliates whom the Administrator from time to time determines will be eligible to receive a bonus under the Plan.

Terms and Conditions Applicable to Bonuses. A participant may be eligible for a bonus under the Plan with respect to any period(s) of employment or performance established by the Administrator and based on such objective and/or subjective performance criteria as determined by the Administrator. The Plan contains a non-exclusive list of performance goals that the Administrator may choose with respect to bonuses under the Plan. The performance goals may differ for each eligible participant and may apply to the Company as a whole, to one of the Company’s business units, or to any subsidiary. The Administrator may adjust any of the performance goals (or any individual component of any performance goal) to reflect items that the Administrator deems appropriate, which may include items relating to unusual or nonrecurring events or change in applicable laws, accounting principles or business conditions.

Limitation on Bonuses. As noted above, the maximum annual bonus payable pursuant to an award granted to any individual participant under the Plan is $5 million.

Payment of Bonuses. Unless otherwise determined by the Administrator, an eligible participant must be actively employed by the Company or its subsidiaries or affiliates as of the last day of the applicable performance period to which a bonus relates in order to receive such bonus. Bonuses may be paid in cash or, with the consent of the applicable participant and Administrator, Company common stock of equivalent value granted pursuant to the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (as amended or restated), which may be subject to vesting or other conditions as determined by the Administrator. Bonuses under the Plan will be paid as soon as practicable after the end of the performance period to which the bonus relates, and in no event later than two and one-half months following the later of the participant’s or the Company’s taxable year which contains the last day of the performance period to which the bonus relates. Bonuses paid under the Plan are subject to the provisions of any claw-back policy implemented by the Company.

Amendment and Termination. The Administrator may amend or terminate the Plan in its sole discretion, or direct the discontinuance of awards made under the Plan either temporarily or permanently. However, following a “change in control” (as defined in the Plan), the Administrator may not terminate the Plan during any performance period without payment of a pro-rata portion of any bonus.

The foregoing description of terms of the Plan is qualified in its entirety by reference to the text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Hyatt Hotels Corporation 2018 Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2018	Hyatt Hotels Corporation

	By:	/s/ Margaret C. Egan
Margaret C. Egan
Executive Vice President, General Counsel and Secretary